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                                                                    EXHIBIT 23.2


            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


ZiaSun Technologies, Inc.
Provo, UT


We hereby consent to the incorporation by reference in the attached Current Report on Form 8-K of INVESTools Inc. our report dated March 9, 2001, except for Notes 3 and 10, which are as of April 13, 2001, relating to the financial statements of ZiaSun Technologies, Inc., included in the Company's Form S-4 Registration Statement File No. 333-67454.


/s/ BDO SEIDMAN, LLP
--------------------
BDO SEIDMAN, LLP


Los Angeles, California
December 10, 2001